Exhibit 99.2

Units 3404-3412
Guangzhou CTF Finance Center
No. 6 Zhujiang Road East
Zhujiang New Town
Guangzhou, PRC 510623

Tel: 86-20-39829000
Fax: 86-20-83850222 www.gfelaw.com

                    , 2018

Cornerstone Management, Inc.

c/o Guangzhou Cornerstone Asset Management Co., Ltd.

49/F, Guangzhou CTF Finance Center

No. 6 Zhujiang Road East, Zhujiang New Town

Guangzhou, PRC 510623

RE:	Legal Opinions on Certain PRC Law Matters

Dear Sirs/Madams,

We are qualified lawyers of the People’s Republic of China (the “PRC”) and as such are qualified to issue this opinion (the “Opinion”) in respect of the PRC Laws (as defined below), effective as of the date hereof. For the purpose of this Opinion, the PRC excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan.

We have acted as the PRC legal advisors for Cornerstone Management, Inc. (the “Company” or “Cornerstone”), a company incorporated under the laws of the British Virgin Islands, solely in connection with (a) the Company’s Registration Statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1993 (as amended), and the prospectus, including all amendments and supplements thereto, that forms a part of the Registration Statement (the “Prospectus”); (b) the Company’s proposed initial public offering (the “Offering”) of certain number of the Company’s ordinary shares, par value $0.001 per ordinary share (the “Shares”); and (c) the proposed listing and trading of the Shares on the NASDAQ Capital Market.

We have been requested to give this Opinion on certain legal matters set forth herein. Capitalized terms used in this Opinion and not otherwise defined herein shall have the meanings given to them in the Registration Statement and the Underwriting Agreement (as defined below).

I.	Documents and Assumptions

In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the due diligence documents provided by the Company and the PRC Entities (as defined below), and such other documents, corporate records, certificates, and Governmental Authorizations (as defined below) issued by Government Agencies (as defined below) in the PRC and officers of the Company and other instruments as we have considered necessary or advisable for the purpose of rendering this Opinion (collectively, the “Documents”).

For the purpose of this Opinion, our “knowledge” (or any similar concept) with respect to any matter means (a) the actual knowledge regarding such matter of the particular attorneys who are presently employees or partners of GFE Law Office and who have represented the Company; and (b) that we make no representation that we have undertaken any review of our files or other independent investigation with respect to any such matter.

In our examination of the Documents, we have assumed, without independent investigation and inquiry, the following assumptions (the “Assumptions”) that:

1.	all Documents submitted to us as originals are authentic and all Documents submitted to us as copies conform to their originals and such originals are authentic;

2.	all Documents have been validly authorized, executed and delivered by all the relevant parties thereto, other than the PRC Entities and all natural persons who have the necessary legal capacity;

3.	all signatures, seals and chops on the Documents submitted to us are genuine;

4.	all Documents and the factual statements provided to us by the Company and the PRC Entities, including but not limited to those set forth in the Documents, are complete, true and correct;

5.	no amendments, revisions, modifications or other changes have been made with respect to any of the Documents after they were submitted to us for the purposes of this Opinion;

6.	each of the parties to the Documents, other than the PRC Entities, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation;

7.

each of the parties to the Documents, other than the PRC Entities, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation;

8.	all Governmental Authorizations (as defined below) and other official statement or documentations provided to us are obtained from the competent Government Agencies by lawful means in due course;

9.	all Documents are legal, valid, binding and enforceable under all such laws as govern or relate to them other than PRC Laws (as defined below); and

10.

all required consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than of the PRC in connection with the transactions contemplated under the Prospectus have been obtained or made, or where such required consents, license, permits, approvals, exemptions or authorizations have not been obtained or made as of the date hereof, no circumstance will cause or result in any failure for the same to be obtained or made.

II.	Definitions

Unless the context otherwise requires, the following terms in this Opinion shall have the meanings ascribed to them as follows:

“Contractual Arrangements” means a serial of contractual arrangements made among WFOE, CSC Guangzhou, and the shareholders of CSC Guangzhou, through which WFOE gains full control over the management and receives the economic benefits of CSC Guangzhou.

“CSC Guangzhou” means Guangzhou Cornerstone Asset Management Co., Ltd. (广州基岩资产管理有限公司), a limited liability company established under the laws and regulations of the PRC, which is the variable interest entity of the Company;

“Group Companies” means Cornerstone, WFOE and the PRC Entities;

“Government Agency” or “Government Agencies” means any competent national, provincial, municipal or local government authorities, courts, arbitration commissions, or regulatory bodies of the PRC having jurisdiction over the PRC Entities in the PRC;

“Governmental Authorization” means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the applicable PRC Laws to be obtained from any Government Agency;

“PRC Entities” means WFOE, CSC Guangzhou, and Guangzhou Cornerstone Investment Management Co., Ltd. (广州基岩投资管理有限公司), a wholly owned PRC subsidiary of CSC Guangzhou;

“PRC Laws” means any and all laws, regulations, statutes, rules, decrees, notices, and the Supreme Court’s judicial interpretations currently in effect and publicly available in the PRC as of the date hereof;

“Underwriting Agreement” means the Underwriting Agreement, signed by the Company and the Representative;

“Underwriters” means the several underwriters named in the Underwriting Agreement, for which ViewTrade Securities, Inc. is acting as the representative (the “Representative”);

“VIE Agreements” means the variable interest entities agreements entered among WFOE, CSC Guangzhou, and the shareholders of CSC Guangzhou in accordance with the Contractual Arrangements described in the Registration Statement and the Prospectus;

“WFOE” means Guangzhou Cornerstone Corporate Consulting Co., Ltd. (广州基岩企业咨询有限公司), is the Company’s wholly-owned subsidiary in the PRC;

III.	Opinions

Based on our review of the Documents, and the statements and confirmations made by the Company and the PRC Entities, subject to the Assumptions and the Qualifications, we are of the opinion that:

1.	Currently and immediately after giving effect to this Offering, the ownership structure of the PRC Entities complies with all existing PRC Laws.

The statements set forth in the Registration Statement and the Prospectus under the caption “Risk Factors–Risks Relating to Our Corporate Structure” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

2.

Each of the PRC Entities has been duly organized in accordance with the PRC Laws and validly exists as a wholly foreign owned enterprise or a domestic limited liability company, as the case may be, with full legal person status and limited liability under the applicable PRC Laws. Each of the PRC Entities is in good standing in each respective jurisdiction of its organization.

The descriptions of the corporate structure of the Company are set forth in “Corporate History and Structure” section of the Registration Statement and the Prospectus are true and accurate and nothing has been omitted from such descriptions that would make the same misleading in any material respects.

3.

The equity interests of each of the PRC Entities are all owned, directly or indirectly, by the Company. Except otherwise set forth in the Registration Statement and the Prospectus under the caption “Corporate History and Structure–Contractual Arrangement,” the equity interests of each of the PRC Entities are free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims.

4.	The articles of association and the business license of each of the PRC Entities are in compliance with the requirements of the PRC Laws and are in full force and effect.

5.

Each of the PRC Entities has sufficient corporate right, power and authority to own, use, and license its assets and conduct its business in the manner described in the respective business license and in the Registration Statement and the Prospectus. Each of the PRC Entities has obtained all Governmental Authorizations from, and completed all filings with, the Government Agencies that are necessary for it to own, use and license their assets, conduct its business in the manner as described in the respective business license and in the Registration Statement and the Prospectus. Each of the PRC Entities is in compliance with the provisions of all such Governmental Authorizations in all material aspects, and none of the PRC Entities has received any notification of proceedings relating to, or has any reason to believe that any Government Agencies are considering, the modification, suspension or revocation of any such Governmental Authorizations. There is no circumstance which might lead to the suspension, alteration or cancellation of any Governmental Authorizations of any PRC Entities.

6.

Each of the VIE Agreements has been duly authorized, executed and delivered by the WFOE, CSC Guangzhou, and the shareholders of CSC Guangzhou, who are parties thereto. All required Governmental Authorizations in respect of the VIE Agreements to ensure the legality and enforceability in evidence of each of the VIE Agreements in the PRC have been duly obtained and are legal, valid and enforceable. Each of the PRC Entities has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; each of the PRC Entities has the power and capacity to enter into and to perform its obligations under such VIE Agreements; each of the VIE Agreements constitutes a legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms and does not violate any requirements of the PRC Laws. No further Governmental Authorizations are required under the PRC Laws regarding the VIE Agreements or the performance of the terms thereof; provided however, that any exercise by the WFOE of its rights under the Exclusive Option Agreement will be subject to any approval, appraisal or restriction required by the PRC laws.

The execution, delivery and performance of each of the VIE Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, do not and will not (a) result in any violation of the business license, articles of association, other constituent documents (if any) or Governmental Authorizations of any of the PRC Companies; (b) result in any violation of, or penalty under, any PRC Laws; or (c) to the best of our knowledge after due and reasonable inquiries, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the PRC Entities is a party or by which any of them is bound or to which any of their properties or assets is subject. However, there are uncertainties regarding the interpretation and application of the PRC Laws, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

7.

None of the PRC Entities is in breach of or violation of, or default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument governed by the PRC Laws to which it is a party or by which it or any of its properties may be bound.

8.

Each of the PRC Entities has full, valid and clean title to all of its property, assets and intellectual property used in connection with its business, free and clear of any security interest, liens, charges, encumbrances, claims, options, restrictions and any other third party rights.

9.

None of the PRC Entities is delinquent in the payment of any taxes due and there is no tax deficiency which might be assessed against any of the PRC Entities, and there is no material breach or violation by any of the PRC Entities of any applicable PRC tax law or regulation. The statements set forth under the caption “Tax Matters Applicable to U.S. Holders of Our Shares” in the Registration Statement and the Prospectus insofar as they constitute statements of PRC tax law, are accurate in all material respects and that such statements constitute our opinion. We do not express any opinion in this Paragraph 9 concerning any law other than the PRC tax laws.

No stamps or any other issuances or transfer taxes or duties, and no capital gains, incomes, withholdings or other taxes are payable by or on behalf of the Company, the PRC Entities, or the Underwriters to any of the PRC taxing authorities in connection with (a) the creation, issuance, sale and delivery of the Shares; (b) the sale and delivery by the Company of the Shares to or for the accounts of the Underwriters; (c) the execution, delivery and performance of the Underwriting Agreement by the Company; or (d) the holding, sale, delivery and transfer of the Shares by a person or entity that is not a resident of the PRC.

10.

No labor dispute, or complaint involving the employees of any of the PRC Entities, exists or is imminent or threatened. The labor contracts or employment agreements entered by the PRC Entities with their respective employees are in compliance with the PRC Laws.

All the PRC Entities have registered with relevant Social Security Bureaus and Housing Provident Funds Management Centers, and have paid social securities and housing provident funds for all of their respective employees.

11.

There are no material legal, governmental or regulatory investigations, suits, actions or proceedings pending to which any of the Group Companies is or may be a party or to which any property of the Group Companies is or may be the subject; and to our knowledge, no such investigations, suits, actions or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

12.

On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which became effective on September 8, 2006 and was amended on June 22, 2009 (the “New M&A Rule”). The New M&A Rule purports, among other things, to require an offshore special purpose vehicle (“SPV”) formed for listing purposes and controlled directly or indirectly by PRC companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

We have advised the Company that neither CSRC approval nor Ministry of Commerce is required for the listing and trading of the Company’s Shares on the NASDAQ Capital Market in the context of this Offering, because (a) the Company established the WFOE as a foreign-invested enterprise by means of direct investment and not through a merger or acquisition of the equity or assets of a “PRC domestic enterprise” as defined under the M&A Rule; and (b) no provision in the M&A Rule clearly classified transactions like the Contractual Arrangements as a type of acquisition transaction falling under the M&A Rule. However, there are uncertainties regarding the interpretation and application of the PRC Laws, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

13.

We have advised the Company that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. The PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. We have further advised that under the PRC Laws, the PRC courts will not enforce a foreign judgment against the Company or its officers and directors if the court decides that such judgment violates the basic principles of PRC Laws or national sovereignty, security or social public interest.

The statements as to PRC Laws set forth in the Registration Statement and the Prospectus under the caption “Enforceability of Civil Liabilities” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

14.

The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the consummation of the transactions contemplated therein, (a) do not and will not conflict with any provisions of any agreement or instrument governed by the PRC Laws and binding upon the WFOE; (b) do not and will not result in any violation of the provisions of the articles of association, business licenses or any other organizational documents of the WFOE; (c) do not and will not result in any violation of any provision of the PRC Laws; and (d) do not and will not result in a violation of any order, decree, judgment, ruling or regulation of any governmental or regulatory agency or any court in the PRC having jurisdiction over the Company or the WFOE. No Governmental Authorization is required for the execution and delivery of, and the performance by the Company and the Underwriters of their respective obligations under the Underwriting Agreement and the consummation of transactions contemplated therein, as applicable. The submission of the Company to the exclusive jurisdiction in Palm Beach County, Florida, the waiver by the Company of any objection to the venue of such proceeding in the jurisdiction in Palm Beach County, Florida, and the agreement of the Company that the Underwriting Agreement be construed in accordance with and governed by the laws of the State of Florida; service of process effected in the manner set forth in the Underwriting Agreement is effective under the PRC Laws to confer jurisdiction over the PRC Entities, assets and property of the Company in the PRC, subject to compliance with relevant civil procedural requirements in the PRC; and any judgment obtained in a court of the State of Florida arising out of or in relation to the obligations of the Company under the Underwriting Agreement will be recognized by PRC courts, subject to compliance with relevant civil procedural requirements in the PRC. The indemnification and contribution provisions set forth in the Underwriting Agreement do not contravene the PRC Laws, and insofar as matters of the PRC Laws are concerned, enforceable in accordance with the terms therein; each of the Underwriting Agreement is in proper legal form under the PRC Laws for the enforcement thereof against the Company, subject to compliance with relevant civil procedural requirements; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement in the PRC courts, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

15.

The entry into, and performance or enforcement of the Underwriting Agreement in accordance with its respective terms will not subject any of the Underwriters to any requirement to be licensed or otherwise qualified to do business in the PRC provided that the Offering and the deposit of the Shares with the depositary take place outside the PRC, nor will any Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of the Underwriting Agreement. Under the PRC Laws, none of the Group Companies, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, setoff or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment. The Company has the legal capacity to sue and be sued in its own name under the PRC Laws. As a matter of the PRC Laws, no non-PRC resident holder of the ordinary shares will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such ordinary shares. There are no limitations under the PRC Laws on the rights of non-PRC resident holders of the ordinary shares to hold, vote, or transfer their securities nor any statutory pre-emptive rights or transfer restrictions applicable to the ordinary shares.

16.

The statements set forth in the Registration Statement and the Prospectus relating to PRC Laws or that are descriptions of agreements or instruments governed by PRC Laws under the captions “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Corporate History and Structure”, “Our Business”, “Regulation”, “Management”, “Related Party Transactions”, “Tax Matters Applicable to U.S. Holders of Our Shares”, “Enforceability of Civil Liabilities”, and “Legal Matters” (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion) are true and accurate in all material respects, and fairly present and summarize the information and matters referred to therein. Nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material respect.

The establishment or confirmation of factual matters or of statistical, financial or quantitative information is beyond the scope and purpose of our professional engagement in this matter. In the course of acting as the legal advisors to the Company in connection with the preparation by the Company of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the Company and the independent registered public accounting firm for the Company during which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed.

Based upon our participation described above, we advise the Company that nothing has come to our attention that caused us to believe that (a) the Registration Statement (other than the financial statements and related schedules and other financial and statistical data derived therefrom and contained therein or omitted therefrom, as to which we express no opinion), at the date and as of the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (b) the Prospectus (other than the financial statements and related schedules and other financial and statistical data derived therefrom and contained therein or omitted therefrom, as to which we express no view or belief), as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

IV.	Qualifications

This Opinion is subject to the following qualifications (the “Qualifications”):

1.

This Opinion relates only to the PRC Laws and we express no opinion as to any other laws or regulations than the PRC Laws. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefore, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

2.

This Opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

3.

Under relevant PRC Laws, foreign investment is restricted in certain businesses. The interpretation and implementation of these PRC Laws, and their application to and effect on the legality, binding effect and enforceability of contracts and transactions are subject to the discretion of competent PRC legislative, administrative and judicial authorities.

4.

This Opinion is subject to the effects of (a) certain equitable, legal or statutory principles in affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations of bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (b) any circumstance in connection with the formulation, execution or performance of any legal document that will be deemed materially mistaken, clearly unconscionable or fraudulent; (c) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and any entitlement to attorneys’ fees and other costs; and (d) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered to the Company for the Offering by us in our capacity as the Company’s PRC legal advisors, and, except as otherwise provided for herein, shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the SEC or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement and the Prospectus, and to the reference to our name in such Registration Statement and Prospectus. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

GFE Law Office